CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated March 23, 2006 with respect to the consolidated financial statements of JMG Exploration, Inc. (the “Company”)  included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Calgary, Canada

June 29, 2006

Chartered Accountants